UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/05/2011

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

In connection with the below-described acquistion of Tires Stores Group Holding Corp., a Delaware corporation ("TSGH") by The Pep Boys - Manny, Moe & Jack (the "Company"), each of TSGH and its wholly-owned subsidiary Big 10 Tires Stores, LLC, a Delaware limited liability company ("Big 10"), guaranteed the Company's obligations under (i) its 7.50% Senior Subordinated Notes by executing and delivering a supplemental indenture to that certain Indenture, dated December 14, 2004, between the Company and U.S. Bank, National Association (as successor to Wachovia Bank, National Association, as Trustee, (ii) that certain Credit Agreement, dated January 16, 2009, among the Company, as Lead Borrower, Bank of America, N.A., as Administrative Agent, and the other parties thereto by executing and delivering a joinder agreement thereto and (iii) that certain Amended and Restated Credit Agreement, dated October 27, 2006, among the Company, Wells Fargo Bank, N.A., as Adminsitrative Agent, and the other parties thereto by executing and delivering a joinder agreement thereto.

Item 8.01.    Other Events

On May 5, 2011, the Company acquired TSGH, and its subsidiary Big 10, through the merger of a newly-created acquistion subsidiary of the Company with and into TSGH. Big 10 operates 85 service and tire centers throughout Alabama, Florida and Georgia.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

4.1 Supplemental Indenture, dated May 5, 2011, between the Company and U.S. Bank, National Association, as trustee.

4.2 Supplemental Indenture, dated May 5, 2011, between the Company and U.S. Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: May 05, 2011	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP-General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-4.1	Supplemental Indenture, dated May 5, 2011, between the Company and U.S. Bank, National Association, as trustee
EX-4.2	Supplemental Indenture, dated May 5, 2011, between the Company and U.S. Bank, National Association, as trustee